As filed with the Securities and Exchange Commission on October 3, 2017

No. 333-220263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krysta De Lima, General Counsel NextDecade Corporation 3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffery K. Malonson

King & Spalding LLP

1100 Louisiana, Suite 4000

Houston, Texas 77002

(713) 751-3200

Carrie A. Ratliff

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(4)

Shares of Common Stock, $0.0001 par value per share	142,177,092	$10.03	$1,426,036,232.76	(2)	$165,277.60	(5)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Includes (i) 103,071,893 shares of Common Stock, par value $0.0001 per share, of the Registrant (“Common Stock”) registered for resale by the Selling Stockholders named in this registration statement, (ii) up to 12,031,895 shares of Common Stock issuable upon the exercise of warrants issued in the Registrant’s initial public offering (the “Warrants”) (iii) up to 19,573,304 shares of Common Stock issuable to certain of our Selling Stockholders upon the Company’s achieving certain milestones (the “Contingent Shares”) and (iv) up to 7,500,000 restricted shares of Common Stock issuable to certain of our Selling Stockholders upon the Company’s achieving certain milestones (the “Restricted Stock”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) on October 2, 2017.

(4)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

(5)	The registrant previously paid $167,498.62 in connection with prior filings of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-3 of NextDecade Corporation (333-220263) is to amend the caption “Selling Stockholders” in the prospectus by removing the inclusion of securities held by a certain stockholder since September 22, 2017, the date of filing of Pre-Effective Amendment No. 2 to the Registration Statement, and to make conforming changes to the Registration Statement and the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 3, 2017

Preliminary Prospectus

NextDecade Corporation

142,177,092 Shares of Common Stock

The selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell from time to time up to 142,177,092 shares of our Common Stock, covered by this prospectus, which includes: (i) 103,071,893 shares of our Common Stock issued to the Selling Stockholders, (ii) up to 12,031,895 shares of our Common Stock that are issuable upon the exercise of Warrants issued in connection with our initial public offering, which closed on March 23, 2015, and that are exercisable for one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”), (iii) up to 19,573,304 shares of our Common Stock that are issuable to certain of our Selling Stockholders upon the Company achieving certain milestones (the “Contingent Shares”) and (iv) up to 7,500,000 restricted shares of Common Stock that are issuable to certain of our Selling Stockholders upon the Company’s achieving certain milestones (the “Restricted Stock”).

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders or by us pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices, in each case subject to the Sale Restriction (as defined herein), as applicable. For more information, please read “Summary—Sale Restriction.” We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

On July 24, 2017 (the “Closing Date”), pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated April 17, 2017 (the “Merger Agreement”), entities affiliated with certain members of NextDecade, LLC (“NextDecade, LLC”) (the “Blocker Companies”) merged with and into Harmony Merger Corp. (“Harmony”) (each a “Blocker Merger” and, together, the “Blocker Mergers”), with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter Harmony Merger Sub, LLC (“Merger Sub”) merged with and into NextDecade, LLC (the “Merger” and together with the Blocker Mergers, the “Transactions”) with NextDecade, LLC being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Harmony (the “Business Combination”).

We filed a Definitive Proxy Statement on Schedule 14A with the SEC, dated June 29, 2017, in respect of a special meeting of stockholders, at which our stockholders voted to approve the Business Combination, the Merger Agreement and certain other related matters. Upon the consummation of the Business Combination, we changed our corporate name to “NextDecade Corporation.” For more information on the Business Combination and NextDecade Corporation, please read our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 29, 2017.

Our Common Stock is traded on Nasdaq under the symbol “NEXT” and the Warrants trade under the symbol “NEXTW.” On October 2, 2017, the last reported sales price of the Common Stock was $10.12 per share and of the Warrants was $0.91 per warrant.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Please read “Risk Factors” on page 6 to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2017.

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus or any associated “free writing prospectus.” In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell shares of our Common Stock in one or more offerings.

We will not receive any proceeds from the sale of shares of Common Stock to be offered by the Selling Stockholders pursuant to this prospectus, except with respect to amounts received by us due to the exercise of the Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus. To the extent appropriate, we and the Selling Stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, the terms “Company,” “Registrant,” “we,” “us” and “our” refer to (a) NextDecade Corporation and its subsidiaries, including NextDecade, LLC, following the Closing Date and (b) Harmony prior to the Closing Date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016 (our “Annual Report”) filed with the SEC on March 10, 2017;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 (our “Quarterly Reports”) filed with the SEC on May 15, 2017 and August 9, 2017, respectively;

●

Our Current Reports on Form 8-K (our “Current Reports”) filed with the SEC on January 6, 2017, January 9, 2017, February 8, 2017, February 23, 2017, March 2, 2017, March 13, 2017, March 20, 2017, March 28, 2017, April 18, 2017, July 21, 2017, July 28, 2017, August 9, 2017, August 23, 2017, September 1, 2017, September 8, 2017 and September 11, 2017;

●	Our Definitive Proxy Statement on Schedule 14A (our “Annual Meeting Definitive Proxy Statement”) filed with the SEC on March 13, 2017;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 29, 2017 and the Additional Definitive Proxy Statement on Schedule 14A filed with the SEC on July 19, 2017 (together, our “Definitive Proxy Statement”); and

●	The description of our Common Stock included in the Registration Statement on Form 8-A filed with the SEC on February 9, 2015 (File No. 333-197330).

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) whether filed after the date of the initial registration statement and prior to effectiveness of the registration statement or after the date of this prospectus and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

NextDecade Corporation

3 Waterway Square Place, Suite 400

The Woodlands, Texas 77380

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions, are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our Annual Report, Quarterly Reports and Definitive Proxy Statement, which are incorporated by reference into this prospectus, or any subsequently filed Annual Report or Quarterly Reports incorporated by reference into this prospectus. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

●	our ability to maintain the listing of our Common Stock and Warrants on Nasdaq or another securities exchange following the Business Combination;

●	changes adversely affecting the business in which NextDecade is engaged;

●	management of growth;

●	general economic conditions;

●	NextDecade’s development LNG liquefaction and export projects;

●	NextDecade’s ability to secure additional debt and equity financing in the future to complete the terminal at the Port of Brownsville in southern Texas (the “Terminal”) and an associated 137-mile pipeline to supply gas to the Terminal (the “Pipeline” together with the Terminal, the “Project”);

●	the accuracy of estimated costs for the Project;

●	the governmental approval of construction and operation of the Project;

●	the successful completion of the Project by third-party contractors;

●	NextDecade’s ability to generate cash;

●	the development risks, operational hazards, regulatory approvals applicable to Rio Grande LNG’s construction and operations activities;

●	NextDecade’s anticipated competitive advantage;

●	the global demand for and price of natural gas (versus the price of imported LNG);

●	the availability of LNG vessels worldwide;

●	legislation and regulations relating to the LNG industry;

●	negotiations for the Terminal site lease and right-of-way options for the Pipeline route;

●	compliance with environmental laws and regulations; and

●	the result of future financing efforts.

You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

Please read “Risk Factors” herein and incorporated from our Annual Report, Quarterly Reports and Definitive Proxy Statement and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our Annual Report, Quarterly Reports, Definitive Proxy Statement and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report, Quarterly Reports and Definitive Proxy Statement.

Our Company

We are a Delaware corporation formed in May 2014 whose original objective was to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

On July 24, 2017 (the “Closing Date”), pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated April 17, 2017 (the “Merger Agreement”), entities affiliated with certain of the members of NextDecade, LLC (“NextDecade, LLC”) (the “Blocker Companies”) merged with and into Harmony Merger Corp. (“Harmony”) (each a “Blocker Merger” and, together, the “Blocker Mergers”), with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter Harmony Merger Sub, LLC (“Merger Sub”) merged with and into NextDecade, LLC (the “Merger” and together with the Blocker Mergers, the “Transactions”) with NextDecade, LLC being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Harmony (the “Business Combination”).

We filed a Definitive Proxy Statement on Schedule 14A with the SEC, dated June 29, 2017, in respect of a special meeting of stockholders, at which our stockholders voted to approve the Business Combination, the Merger Agreement and certain other related matters. Upon the consummation of the Business Combination, we changed our corporate name to “NextDecade Corporation.” For more information on the Business Combination and NextDecade Corporation, please read our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 29, 2017.

Sale Restriction

Pursuant to the terms and subject to the conditions of the Merger Agreement and certain lock-up agreements entered into at the Closing Date, certain of the Selling Stockholders (holding a total of 100,044,767 shares of Common Stock) will not be able to sell any of the shares of Common Stock (subject to limited exceptions) until one hundred and eighty days after the consummation of the Business Combination (the “Sale Restriction”). The restriction on sales will end earlier than such date with respect to 50% of such shares immediately if the closing price of Common Stock exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the Transactions.

Corporate Information

The mailing address of our principal executive office is 3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380. We maintain a website at www.next-decade.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

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THE OFFERING

Issuer	NextDecade Corporation.

Shares of Common Stock offered

142,177,092 shares of Common Stock, which includes:

•     103,071,893 shares of Common Stock offered by the Selling Stockholders;

•     12,031,895 shares of Common Stock issuable upon exercise of the Warrants;

•     up to 19,573,304 Contingent Shares of Common Stock issuable to certain of our Selling Stockholders upon the Company achieving certain milestones; and

•     up to 7,500,000 restricted shares of Common Stock issuable to certain of our Selling Stockholders upon the Company’s achieving certain milestones.

Shares of Common Stock outstanding prior to any exercise of Warrants and prior to the issuance of Contingent Shares or restricted shares of Common Stock in connection with the Company achieving certain milestones	106,274,527 shares of Common Stock.

Use of Proceeds

All of the shares of Common Stock offered by the Selling Stockholders will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $138,367,000 from the exercise of Warrants, assuming the exercise in full of all Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Market for Common Stock and Warrants	Our Common Stock is traded on Nasdaq under the symbol “NEXT” and the Warrants trade under the symbol “NEXTW.”

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RISK FACTORS

Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our Annual Report, Quarterly Reports, Definitive Proxy Statement and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock. Please read “Where You Can Find More Information” elsewhere in this prospectus.

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USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $138,367,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, certain of the Selling Stockholders are subject to the terms of the Sale Restriction. For more information, please read “Summary—Sale Restriction” elsewhere in this prospectus.

The Selling Stockholders will pay any underwriting or brokerage commissions or discounts and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, expenses relating to any analyst or investor presentations, fees and expenses in connection with FINRA, costs of printing, and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 103,071,893 shares of our Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the number of shares of our Common Stock and the percentage of shares of our Common Stock beneficially owned by each Selling Stockholder prior to the offering for resale of the shares under this prospectus, the aggregate principal amount that the Selling Stockholders may offer pursuant to this prospectus and the percentage of our Common Stock to be beneficially owned by each Selling Stockholder after completion of the offering of the resale shares, assuming that all shares offered under this prospectus are sold as contemplated herein.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules and regulations generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The percentages of shares of Common Stock owned by a particular Selling Stockholder are based on 106,274,527 shares of Common Stock that are outstanding as of September 29, 2017.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. Pursuant to the terms and subject to the conditions of the Merger Agreement and certain lock-up agreements entered into at the Closing Date, the Selling Stockholders will not be able to sell any of the shares of Common Stock (subject to limited exceptions) until one hundred and eighty days after the consummation of the Business Combination. The restriction on sales will end earlier than such date with respect to 50% of such shares immediately if the closing price of Common Stock exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the Transactions.

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Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell otherwise transfer all, some or none of such shares in this offering. Please read “Plan of Distribution” elsewhere in this prospectus.

	Before the Offering				After the Offering (assuming the sale of all shares that may be sold hereunder)
Name and Address of Beneficial Owner(1) (†)	Number of Shares		Percentage of Outstanding Common Stock	Maximum Number of Shares To Be Offered	Number of Shares	Percentage of Outstanding Common Stock
Kathleen Eisbrenner(2)	8,685,633		8.17%	8,685,633	—	—
Raymond Eisbrenner(3)	28,499		*	28,499	—	—
René van Vliet(4)	166,246		*	166,246	—	—
Alfonso Puga(5)	94,998		*	94,998	—	—
Benjamin Atkins(6)	92,623		*	92,623	—	—
Shaun Davison(7)	132,997		*	132,997	—	—
Krysta De Lima(8)	68,873		*	68,873	—	—
James Spencer	12,233		*	12,233	—	—
Eric S. Rosenfeld(9)	1,479,981	(10)	1.39%	1,479,981	—	—
David D. Sgro(11)	272,019		*	272,019	—	—
Gregory Monahan	117,741		*	117,741	—	—
Thomas Kobylarz(12)	52,780		*	52,780	—	—
John P. Schauerman(13)	22,686		*	22,686	—	—
Adam J. Semler(14)	22,686		*	22,686	—	—
Leonard B. Schlemm(15)	182,792		*	182,792	—	—
Joel Greenblatt(16)	22,686		*	22,686	—	—
Jeff Hastings(17)	151,240		*	151,240	—	—
NPIC Limited(18)	40,000		*	40,000	—	—
The K2 Principal Fund L.P.(19)	40,000		*	40,000	—	—
York Entities(20)	57,781,121		54.37%	57,781,121	—	—
Valinor Entities(21)	19,520,068		18.37%	19,520,068	—	—
Halcyon Entities(22)	9,434,530		8.88%	9,434,530	—	—
GE Oil & Gas, LLC(23)	3,211,391		3.02%	3,211,391	—	—
DKU 2013, LLC(24)	294,917		*	294,917	—	—
Covalent Capital Partners Master Fund, L.P.(25)	274,648		*	274,648	—	—
NexPoint Credit Strategies Fund(26)	815,555		*	815,555	—	—
J. Stephen Emerson IRA	26,476		*	26,476	—	—
J. Stephen Emerson Roth IRA	26,474		*	26,474	—	—

*Less than one percent

(†)	Except as otherwise indicated below, based on the information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. Each of the Selling Stockholders listed below acquired the securities offered in this prospectus in the ordinary course of their business, and at the time of such acquisition, none were a party to any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities offered hereby.

(1)	Unless otherwise indicated, the business address of each of the Selling Stockholders is c/o NextDecade Corporation, 3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380.

(2)	Upon completion of the Business Combination, Kathleen Eisbrenner became the Chief Executive Officer and a director of NextDecade Corporation. Prior to the Business Combination, she founded NextDecade, LLC and served as its Chairman, and Chief Executive Officer.

(3)	Raymond Eisbrenner is the husband of Kathleen Eisbrenner.

(4)	Upon completion of the Business Combination, René van Vliet became the Chief Operating Officer and a director of NextDecade Corporation. Prior to the Business Combination, he served as the Chief Operating Officer and Chief Project Officer of NextDecade, LLC.

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(5)	Upon completion of the Business Combination, Alfonso Puga became the Chief Commercial Officer of NextDecade Corporation. Prior to the Business Combination, he served as the Chief Commercial Officer of NextDecade, LLC.

(6)	Upon completion of the Business Combination, Benjamin Atkins became the Chief Financial Officer of NextDecade Corporation. Prior to the Business Combination, he served as the Chief Financial Officer of NextDecade, LLC.

(7)	Upon completion of the Business Combination, Shaun Davison became the Senior Vice President, Development & Regulatory Affairs of NextDecade Corporation. Prior to the Business Combination, he served as the Senior Vice President, Development & Regulatory Affairs of NextDecade, LLC.

(8)	Upon completion of the Business Combination, Krysta De Lima became the General Counsel of NextDecade Corporation. Prior to the Business Combination, she served as the General Counsel of NextDecade, LLC.

(9)	Upon completion of the Business Combination, Eric S. Rosenfeld became a director of NextDecade Corporation. Prior to the Business Combination, he served as the Chairman and Chief Executive Officer of Harmony.

(10)	Includes 90,744 shares held by the Rosenfeld Children’s Successor Trust, a trust established for Mr. Rosenfeld’s children.

(11)	Upon completion of the Business Combination, David D. Sgro became a director of NextDecade Corporation. Prior to the Business Combination, he served as Chief Operating Officer, Secretary and director of Harmony.

(12)	Prior to the Business Combination, Thomas Kobylarz served as a director of Harmony.

(13)	Prior to the Business Combination, John P. Schauerman served as a director of Harmony.

(14)	Prior to the Business Combination, Adam J. Semler served as a director of Harmony.

(15)	Prior to the Business Combination, Leonard B. Schlemm served as a director of Harmony.

(16)	Prior to the Business Combination, Joel Greenblatt served as special advisor to Harmony.

(17)	Prior to the Business Combination, Jeff Hastings served as special advisor to Harmony.

(18)	The business address of NPIC Limited is 401 Bay Street, Suite 1900, P.O Box 19, Toronto, ON MSH 244.

(19)	The business address of The K2 Principal Fund, L.P. is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. Information derived from a Schedule 13G filed on April 23, 2015.

(20)	The business address of the York Entities is 767 Fifth Avenue New York, NY 10153. Consists of 12,604,935 shares held by York Credit Opportunities Investments Master Fund, L.P.; 2,518,089 shares held by York European Distressed Credit Fund II, L.P.; 13,542,692 shares held by York Multi-Strategy Master Fund, L.P.; 885,628 shares held by York Select Investors Master Fund, L.P.; 3,393,507 shares held by York Select Master Fund, L.P.; 11,730,107 shares held by York Credit Opportunities Fund, L.P.; 9,223,876 shares held by York Capital Management, L.P.; and 3,882,287 shares held by York Select, L.P.

(21)	The business address of the Valinor Entities is 510 Madison Avenue, 25th Floor, New York, NY 10022. Consists of 10,384,966 shares held by Valinor Capital Partners Offshore Master Fund, L.P.; 4,813,805 shares held by VND Partners, L.P.; 3,824,542 shares held by Valinor Capital Partners SPV XIX, LLC; and 496,755 shares held by Valinor Capital Partners SPV XXII, LLC.

(22)	The business address of the Halcyon Entities is 477 Madison Avenue, 8th Floor, New York, NY 10022. Consists of 325,165 shares held by Halcyon Master Fund L.P., 4,075,530 shares held by HCN L.P.; 2,649,914 shares held by Halcyon Mount Bonnell Fund LP; 1,747,176 shares held by Halcyon Energy, Power, and Infrastructure Capital Holdings LLC and 636,745 shares held by First Series of HDML Fund I LLC.

(23)	The business address of GE Oil & Gas, LLC is 4425 Westway Park Blvd., Westway 3, Houston, Texas 77041.

(24)	The business address of DKU 2013, LLC is c/o Lyrical Partners, L.P. 250 W. 55th Street, 37th Floor, New York, New York 10019.

(25)	The business address of Covalent Capital Partners Master Fund, L.P. is Reservoir Woods, 930 Winter St STE 2800, Waltham, Massachusetts 02451.

(26)	The business address of NexPoint Credit Strategies Fund is 300 Crescent Court, Suite 700, Dallas, Texas 75021.

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Pro Forma Selling Stockholders

We issued to the Selling Stockholders 103,071,895 shares of our Common Stock in connection with our initial public offering and the subsequent Business Combination.

We issued Warrants to purchase up to 12,031,895 shares of our Common Stock. The Warrants are currently exercisable and expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. The Warrants have an exercise price of $11.50 per Warrant and are callable by us at a price of $17.50 per Warrant. If we call the Warrants for redemption, we have the right to require all holders to exercise their Warrants on a cashless basis.

In connection with the Business Combination, we agreed that certain of our Selling Stockholders are entitled to receive four separate tranches of 4,893,326 shares of our Common Stock each (up to 19,573,304 shares in the aggregate) upon the achievement of each of the following milestones:

●	Milestone 1 — We or one or more of our subsidiaries receive a Final Environment Impact Statement issued by the Federal Energy Regulatory Commission (“FERC”) by June 30, 2018.

●	Milestone 2 — The execution by us or one or more of our subsidiaries of a binding sale and purchase or tolling agreement (with customary conditions precedent) for the sale and purchase of, or the provision of tolling services with respect to, at least 1 million tons of LNG per annum by June 30, 2018.

●	Milestone 3 — The execution by us or one or more of our subsidiaries of an engineering procurement and construction contract (with customary conditions precedent) for the construction of the Rio Grande LNG export terminal by December 31, 2018.

●	Milestone 4 — An affirmative vote of our board of directors of to make a final investment decision for the Rio Grande LNG or Rio Bravo Pipeline projects by June 30, 2019.

In addition, in connection with the Business Combination, we agreed that certain of our Selling Stockholders are entitled to receive restricted shares of our Common Stock, in an amount based on the number of Common Stock outstanding at the time of achieving each of the following milestones:

●	Milestone 1 — 6.25% upon the execution by the Company of a final agreement with an engineering, procurement and construction (EPC) contractor for an LNG facility.

●	Milestone 2 — 25.00% upon the execution of one or more binding LNG sale and purchase or tolling agreements, with customary conditions precedent, providing for an aggregate of at least 3.825 million tons per annum.

●	Milestone 3 — 68.75% upon reaching a positive final investment decision for the Rio Grande LNG project.

We estimate that the aggregate number of restricted shares to be issued will not exceed 7,500,000 shares.

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The following table shows: (i) the number of shares of our Common Stock currently held by each of the Selling Stockholders; (ii) the number of shares of our Common Stock that would be issued to each of the Selling Stockholders assuming that all of the Warrants are exercised for $11.50 in cash; (iii) the number of shares of our Common Stock that would be issued to each of the Selling Stockholders assuming the Company achieved all of the milestones and (iv) the number of restricted shares of our Common Stock that would be issued to each of the Selling Stockholders assuming the Company achieved all of the milestones.

Name and Address of Beneficial Owner(1) (†)	Common Stock Currently Outstanding		Common Stock Issuable Upon Exercise of Warrants	Common Stock Issuable Upon Achievement of Milestones	Restricted Shares of Common Stock Issuable Upon Achievement of Milestones**	Total	Percentage of Common Stock
Kathleen Eisbrenner(2)	8,685,633		—	2,072,369	2,080,994	12,838,996	8.83%
Raymond Eisbrenner(3)	28,499		—	31,351	162,155	222,005	*
René van Vliet(4)	166,246		—	182,883	945,907	1,295,036	*
Alfonso Puga(5)	94,998		—	104,504	540,518	740,020	*
Benjamin Atkins(6)	92,623		—	101,892	527,005	721,520	*
Shaun Davison(7)	132,997		—	146,306	756,725	1,036,028	*
Krysta De Lima(8)	68,873		—	75,766	391,876	536,515	*
James Spencer	12,233		—	1,712	—	13,945	*
Eric S. Rosenfeld(9)	1,479,981	(10)	96,232	—	—	1,576,213	1.08%
David D. Sgro(11)	272,019		2,606	—	—	274,625	*
Gregory Monahan	117,741		1,128	—	—	118,869	*
Thomas Kobylarz(12)	52,780		505	—	—	53,285	*
John P. Schauerman(13)	22,686		7,500	—	—	30,186	*
Adam J. Semler(14)	22,686		7,500	—	—	30,186	*
Leonard B. Schlemm(15)	182,792		61,507	—	—	244,299	*
Joel Greenblatt(16)	22,686		7,500	—	—	30,186	*
Jeff Hastings(17)	151,240		50,000	—	—	201,240	*
NPIC Limited(18)	40,000		—	—	—	40,000	*
The K2 Principal Fund L.P.(19)	40,000		—	—	—	40,000	*
York Entities(20)	57,781,121		—	11,221,408	—	69,002,529	47.45%
Valinor Entities(21)	19,520,068		—	3,500,169	—	23,020,237	15.83%
Halcyon Entities(22)	9,434,530		107,500	1,633,413	—	11,175,443	7.68%
GE Oil & Gas, LLC(23)	3,211,391		—	415,962	—	3,627,353	2.49%
DKU 2013, LLC(24)	294,917		97,500	—	—	392,417	*
Covalent Capital Partners Master Fund, L.P.(25)	274,648		92,417	—	—	367,065	*
NexPoint Credit Strategies Fund(26)	815,555		—	85,569	—	901,124	*
J. Stephen Emerson IRA	26,476		—	—	—	26,476	*
J. Stephen Emerson Roth IRA	26,474		—	—	—	26,474	*

*	Less than one percent

**	Subject to adjustment based on outstanding shares of our Common Stock immediately preceding the respective milestone achievement dates for the restricted shares of common stock.

(†)	Except as otherwise indicated below, based on the information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer. Each of the Selling Stockholders listed below acquired the securities offered in this prospectus in the ordinary course of their business, and at the time of such acquisition, none were a party to any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities offered hereby.

(1)	Unless otherwise indicated, the business address and related information of each beneficial owner is the same as noted in the corresponding footnote to the Selling Stockholders table.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation and our bylaws (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and Bylaws. Our second amended and restated certificate of incorporation and our amended and restated Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) authorizes the issuance of 481,000,000 shares of capital stock, consisting of (i) 480,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. As of September 29, 2017, there were 106,274,527 shares of Common Stock outstanding, held of record by 54 holders, no shares of preferred stock outstanding and 12,081,895 Warrants outstanding held of record by 16 holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock exclusively possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors (our “Board of Directors” or “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of the preferred stock have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors.

Preferred Stock

The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. As of the date hereof, we have no shares of preferred stock outstanding. For more information, please read our Definitive Proxy Statement.

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Dividends

We have not paid any cash dividends on shares of our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to an initial business combination will be within the discretion of the then board of directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

Our Certificate of Incorporation provides that the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to Company’s principal executive offices not less than 60 days nor earlier than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to Company’s principal executive offices not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was mailed or such public disclosure was made, whichever first occurs. Company’s Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The current Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Rule 144

A person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (2) Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are Company’s affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding; and

●	the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of September 29, 2017, there are 106,274,527 shares of Common Stock outstanding, and 12,081,895 Warrants originally sold as part of the units issued in the IPO. Each Warrant is exercisable for one share of our Common Stock, in accordance with the terms of the warrant agreement governing the Warrants. These Warrants are public warrants and are freely tradable.

Following the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Quotation of Securities

Our Common Stock is traded on Nasdaq under the symbol “NEXT” and the Warrants trade under the symbol “NEXTW.”

15

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	privately negotiated transactions;

●	in a rights offering;

●	internal distributions to their members, partners or shareholders;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangements;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale or any other method permitted by applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of the shares of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling Stockholders may use this prospectus in connection with resales of the Common Stock. The applicable prospectus supplement will identify the Selling Stockholders, the terms of the Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of the shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

Exercise of Warrants

The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price in cash, good certified check or good bank draft payable to us, for the number of Warrants being exercised. At the option of our management, the Warrants may be required to be exercised on a cashless basis pursuant to the warrant agreement governing the Warrants. In such event, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants.

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to such holder.

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LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon for us by King & Spalding LLP, Houston, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report for the year ended December 31, 2016 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of NextDecade, LLC, incorporated in this prospectus by reference to the Definitive Proxy Statement have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices referenced above.

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NextDecade Corporation

142,177,092 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee

SEC registration fee	$167,498.62
Accounting fees and expenses		$(1)
Legal fees and expenses		$(1)
Printing and engraving expenses		$(1)
Miscellaneous fees and expenses		$(1)
		(1)
Total		$(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of Common Stock, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the Common Stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Under Section 6.1 of our Bylaws, the Company shall indemnify and provide advancement to any current or former director or officer of the Company (the “Indemnitee”) against any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (as such term is more specifically defined in Section 6.7(c) of our Bylaws, the “Proceeding”) to the fullest extent permitted by law, as such may be amended from time to time. The Company shall indemnify such Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

On the Closing Date, the Company completed the Business Combination. In connection with the Business Combination, the Company has agreed that it will indemnify, defend and hold harmless Harmony Merger Corp. and NextDecade, LLC and their respective representatives, successors and permitted assigns (the “Parent Indemnitees”) from and against losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (as such term is more specifically defined in Section 9.1(b) of the Merger Agreement, “Losses”) asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee, arising out of or resulting from, with limitation, (i) the inaccuracy or breach of any representation or warranty given by the Blocker Companies or NextDecade, LLC in the Merger Agreement, (ii) the non-fulfillment or breach of any covenant or agreement of the Blocker Companies or NextDecade, LLC in the Merger Agreement, and (iii) the activities of the Blocker Companies or the Blocker Merger.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 3, 2017.

NEXTDECADE CORPORATION
By:	/s/ Benjamin Atkins
Benjamin Atkins
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons on October 3, 2017 in the capacities indicated.

Name	Title

/s/ Kathleen Eisbrenner	Chief Executive Officer
Kathleen Eisbrenner	(Principal Executive Officer) and Director

/s/ Benjamin Atkins	Chief Financial Officer
Benjamin Atkins	(Principal Financial Officer)

/s/ Eric Garcia	Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

*	Director
Brian Belke

*	Director
Matthew Bonanno

*	Director
David Gallo

*	Director
Avinash Kripalani

*	Director
David Magid

*	Director
Eric S. Rosenfeld

*	Director
David D. Sgro

*	Director
René van Vliet

*	Director
William Vrattos

*	Director
Spencer Wells

*By:	/s/ Krysta De Lima
Krysta De Lima Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)	Agreement and Plan of Merger, dated as of April 17, 2017 by and among Harmony Merger Corp., Harmony Merger Sub, LLC, York Credit Opportunities Investments Master Fund, L.P., York Multi-Strategy Master Fund, L.P., York Select Master Fund, L.P., York Global Finance 43, LLC, Valinor Management, L.P., Valinor Capital Partners SPV XXI, LLC, Halcyon Capital Management LP, Halcyon Energy, Power, and Infrastructure Capital Fund Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Holdings Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Fund LP, and NextDecade, LLC

3.1	(2)	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017

3.2	(2)	Bylaws, dated July 24, 2017

4.1	(3)	Specimen common share certificate

5.1	**	Opinion of King & Spalding LLP

23.1	**	Consent of Marcum LLP

23.4	**	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	***	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1) Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed April 18, 2017.

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(3) Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed October 10, 2014.

** Filed herewith.

*** Previously filed.

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